UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

（775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40. 12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 19, 2025, Jinghua Song tendered his resignation from the Board of Directors (the “Board”) of Transuite.Org Inc. (the “Company”), effective immediately. Mr. Song’s decision to resign was not the result of any disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.

The Board expresses its sincere appreciation to Mr. Song for his valuable service and contributions during his tenure.

The Board is actively engaged in identifying a qualified candidate to fill the resulting vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: August 22, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: CEO, Director, Chairwoman of the Board